EXHIBIT 23.(a)(12)
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                               THE DLB FUND GROUP

                                AMENDMENT NO. 11

                       AGREEMENT AND DECLARATION OF TRUST

         The undersigned, being at least a majority of the Trustees of the DLB Fund Group, a Massachusetts business trust, created and existing under an Agreement and Declaration of Trust dated August 1, 1994, as amended by Amendment No. 1 thereto dated May 16, 1996, Amendment No. 2 thereto dated December 17, 1997, Amendment No. 3 thereto dated April 22, 1998, Amendment No. 4 thereto dated February 12, 1999, Amendment No. 5 thereto dated February 12, 1999, Amendment No. 6 thereto dated May 12, 1999, Amendment No. 7 thereto dated October 20, 1999, Amendment No. 8 thereto dated December 21, 1999, Amendment No
9. thereto dated May 12, 2000, and Amendment No. 10 thereto dated July 17, 2000 (the "Agreement"), a copy of which is on file in the Office of the Secretary of State of the Commonwealth of Massachusetts, do hereby direct that this Amendment No. 11 be filed with the Secretary of State of the Commonwealth of Massachusetts and do hereby amend the first sentence of Section 6 of Article III of the Agreement to read in its entirety as follows:

         "Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or Classes or to modify the rights and preferences of any Series or Classes, the "DLB Fixed Income Fund", the "DLB Value Fund", the "DLB Core Growth Fund", the "DLB Enhanced Index Core Equity Fund", the "DLB Enterprise III Fund", the "DLB Small Company Opportunities Fund", the "DLB Global Small Capitalization Fund", the "DLB Stewart Ivory International Fund", the "DLB Stewart Ivory Emerging Markets Fund", the "DLB High Yield Fund", the "DLB Technology Fund", the "DLB Enhanced Index Growth Fund", the "DLB Enhanced Index Value Fund", and the "DLB Small Capitalization Value Fund" shall be, and hereby are, established and designated as separate Series of the Trust."


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         The foregoing amendment shall become effective as of the time it is filed with the Secretary of State of the Commonwealth of Massachusetts.


         IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and our successors and assigns this 19th day of October, 2000.


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Charles E. Hugel



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Richard A. Nenneman



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Richard J. Phelps



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Kevin M. McClintock